Exhibit 10.10

DIRECT AGREEMENT

This DIRECT AGREEMENT (this “Agreement”), dated as of December 22, 2014, by and among SunEdison, Inc., a Delaware corporation (the “Parent”), SunEdison Holdings Corporation, a Delaware corporation (“SunE Holdings” and, together with the Parent, the “Obligors” and each an “Obligor”), SunEdison Emerging Markets Yield, LLC, a Delaware limited liability company (the “Company”) and JPMorgan Chase Bank, National Association, as collateral agent (in such capacity, the “Collateral Agent”).

W I T N E S S E T H :

WHEREAS, the Parent is the indirect owner of one hundred percent (100%) of the membership interests in the Company;

WHEREAS, the Obligors have agreed, subject to the terms and conditions of the Investment Agreement, dated as of December 22, 2014 (the “Investment Agreement”), among the Company and the Obligors, to make cash equity contributions to the Company and to contribute certain renewable energy projects to the Company;

WHEREAS, the Company is party to that certain Credit and Guaranty Agreement, dated as of December 22, 2014 (as amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time, the “Credit Agreement” and the loans and other extensions of credit thereunder, the “Bridge Financing”), among the Company, certain subsidiaries of the Company, the lenders party thereto from time to time (as defined therein, the “Lenders”) and JPMorgan Chase Bank, National Association, as administrative agent and Collateral Agent;

WHEREAS, pursuant to that certain Pledge and Security Agreement, dated as of December 22, 2014 (the “Security Agreement”), the Company has agreed, among other things, to assign, as collateral security for its obligations under the Credit Agreement and other documents related to the Credit Agreement, all of its right, title and interest in, to and under (but not its obligations, liabilities or duties with respect to) the Investment Agreement (such assignment, the “Collateral Assignment”) to Collateral Agent for the benefit of itself and the lenders and each other entity or person that are provided collateral security under the Security Agreement (the “Secured Parties”); and

WHEREAS, the Obligors expect to derive significant financial gain from the Bridge Financing.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

CONSENT TO ASSIGNMENT

Section 1.1 Consent to Assignment.

The Obligors each acknowledge the Collateral Assignment referred to above, consent to such assignment and agree with Collateral Agent for the benefit of the Secured Parties as follows:

(a) At any time the Obligors fail to perform their obligations under the Investment Agreement, Collateral Agent shall be entitled (but not obligated) to exercise all or any portion of the Company’s rights under the Investment Agreement and each Obligor agrees, for the benefit of Collateral Agent and the Secured Parties, to perform its respective obligations under the Investment Agreement, Collateral Agent and the Secured Parties being made express third party beneficiaries of the Investment Agreement.

(b) No Obligor shall, without the prior written consent of Collateral Agent (such consent not to be unreasonably withheld), (i) cancel or terminate the Investment Agreement, or suspend performance thereunder, except as provided in accordance with Section 1(c) hereof, or consent to or accept any cancellation, termination or suspension thereof by the Company, (ii) sell, assign or otherwise dispose (by operation of law or otherwise) of any part of its interest in the Investment Agreement, or (iii) amend or modify the Investment Agreement (other than any immaterial or ministerial amendments which do not have a material and adverse effect on the interests of the Secured Parties (provided that, without limiting the foregoing, the applicable Obligor shall provide the Collateral Agent with a copy of any amendment promptly after the execution thereof). Each Obligor agrees to deliver duplicates or copies of all notices of Default (as defined below) delivered by such Obligor under or pursuant to the Investment Agreement to Collateral Agent, simultaneously with delivery thereof to the Company under the Investment Agreement.

(c) Without limiting the generality of the foregoing provisions, each Obligor agrees that it will not terminate the Investment Agreement solely by reason of the commencement or pendency of bankruptcy, insolvency, reorganization, or similar proceedings in respect of the Company. In the event that the Investment Agreement is rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding, and if, within forty-five (45) days after such rejection or termination, the Collateral Agent or its successors or assigns shall so request, the relevant Obligor will execute and deliver to the Collateral Agent a new contract, which contract shall be on substantially the same terms and conditions as the original Investment Agreement for the remaining term of the original Investment Agreement before giving effect to such termination; provided, however, that if a default or breach of or failure to perform by the Company under the Investment Agreement has occurred and is continuing and has not been cured under the Investment Agreement, the Obligor party to the Investment Agreement may, subject to the provisions of this Agreement, exercise its rights and remedies with respect to such default, breach or failure as set forth in, and in accordance with, the Investment Agreement.

(d) In the event Collateral Agent elects to exercise rights under Section 1(a) above or enter into a new contract as provided in Section 1(c) above, Collateral Agent, Secured Parties or their designee(s) and assignee(s) shall not have any personal liability to any Obligor for the performance of such obligations, and the sole remedies of such Obligor in seeking the enforcement of such obligations shall be to such parties’ interest in the Company and its remedies under the Investment Agreement.

(e) Notwithstanding anything to the contrary herein or in the Credit Agreement, Security Agreement or the Investment Agreement, in the event that the Company fails to enforce its rights under the Investment Agreement, each of the parties hereto acknowledges and agrees that the Collateral Agent on behalf of the other Secured Parties shall have the right to enforce the Company’s rights under the Investment Agreement (including the delivery of any notices on behalf of the Company required to effect any of the Investment Agreement).

Section 1.2 Obligations Unconditional.

(a) The obligations of each Obligor under this Article I are primary, irrevocable, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of, or security for, any of the Credit Documents, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 1.2 that the obligations of each Obligor hereunder shall be absolute and unconditional, under any and all circumstances. Without limiting the generality of the foregoing, but subject to the terms of this Agreement, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of each Obligor hereunder which shall remain absolute and unconditional as described above:

(i) at any time or from time to time, without notice to any Obligor, the time for any performance of, or compliance with, any of the Credit Documents shall be extended, or such performance or compliance shall be waived;

(ii) any of the Credit Documents shall be modified, supplemented or amended in any respect, or any right under any Credit Document or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Credit Documents or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iii) any lien granted to, or in favor of, any financing party as security for any of the Credit Documents shall fail to be perfected or shall be released;

(iv) the performance or failure to perform by any Obligor, Company, and of their respective subsidiaries, or any member or shareholder of the foregoing of any its obligations under any other agreement, or by the condition (financial, legal or otherwise), affairs, status, nature or actions of any Obligor, Company or any of their respective subsidiaries; or

(v) the voluntary or involuntary liquidation, dissolution, sale of assets, marshaling of assets and liabilities, receivership, conservatorship, custodianship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, readjustment or similar proceeding affecting any person.

(b) Each Obligor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Collateral Agent or any Secured Party exhaust any right, power or remedy or proceed against such Obligor or the Company under this Agreement, the Credit Agreement, any other Credit Document (as defined in the Credit Agreement, a “Credit Document”) or any other agreement or instrument referred to herein or therein, or against any other person under any Credit Document or other guarantee of, or security for, any of the Credit Documents

(c) Each Obligor hereby irrevocably waives, to the extent it may do so under applicable Governmental Rules, any protection to which it may be entitled under Sections 365(c)(1), 365(c)(2) and 365(e)(2) of the U.S. Bankruptcy Code or equivalent provisions of any other Debtor Relief Laws (as defined in the Credit Agreement, “Debtor Relief Laws”), or any successor provision of any Debtor Relief Law of similar import, in the event of any Event of Default under Section 8.1(f) of the Credit Agreement or any similar event involving the bankruptcy or insolvency the Company (a “Bankruptcy Event”). Specifically, in the event that the trustee (or similar official) in a Bankruptcy Event with respect to the Company or the debtor-in-possession takes any action (including the institution of any action, suit or other proceeding for the purpose of enforcing the rights of the Company under the Investment Agreement), no Obligor shall assert any defense, claim or counterclaim denying liability hereunder on the basis that the Investment Agreement is an executory contract or a “financial accommodation” that cannot be assumed, assigned or enforced or on any other theory directly or indirectly based on Section 365(c)(1), 365(c)(2) or 365(e)(2) of the U.S. Bankruptcy Code or equivalent provisions of any other Debtor Relief Laws, or any successor provision of any Bankruptcy Law of similar import. If a Bankruptcy Event with respect the company shall occur, each Obligor agrees, after the occurrence of such Bankruptcy Event, to reconfirm in writing, to the extent permitted by applicable Governmental Rules, its pre-petition waiver of any protection to which it may be entitled under Sections 365(c)(1), 365(c)(2) and 365(e)(2) of the U.S. Bankruptcy Code or equivalent provisions of any other Bankruptcy Laws, or any successor provision of any Bankruptcy Law of similar import, and, to give effect to such waiver, each Obligor consents, to the extent permitted by applicable law, to the assumption and enforcement of each provision of the Investment Agreement by the debtor-in-possession or the Company’s trustee in bankruptcy, as the case may be.

Section 1.3 Reinstatement. Each Obligor’s obligations under this Article I shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of such Obligor under this Agreement or the Investment Agreement is rescinded or must be otherwise restored by the Company or the Collateral Agent for any reason, and each Obligor agrees that it will indemnify the Collateral Agent and each Secured Party on demand for all reasonable costs and expenses (including reasonable fees and expenses of counsel) incurred by Collateral Agent or any such Secured Party in connection with such rescission or restoration.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Each Obligor represents and warrants to Company, Collateral Agent and the Secured Parties that:

Section 2.1 Each Obligor (i) is a corporation duly organized and validly existing under the laws of the State of Delaware, (ii) is duly qualified, authorized to do business and in good standing in every jurisdiction necessary to perform its obligations under the Investment Agreement to which it is a party and this Agreement, and (iii) has all requisite power and authority to enter into and to perform its obligations hereunder and under the Investment Agreement to which it is a party, and to carry out the terms hereof and thereof and the transactions contemplated hereby and thereby.

Section 2.2 The execution, delivery and performance by each Obligor of this Agreement and the Investment Agreement to which it is a party have been duly authorized by all necessary corporate or other action on the part of such Obligor and do not require any approvals, filings with, or consents of any entity or person which have not previously been obtained or made.

Section 2.3 Each of this Agreement and each Investment Agreement is in full force and effect, has been duly executed and delivered on its behalf of each Obligor party thereto by the appropriate officers of such Obligor, and constitutes the legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

Section 2.4 No Obligor nor, to the best of any Obligor’s knowledge, any other party to the Investment Agreement, is in default of any of its obligations thereunder.

Section 2.5 Each Obligor affirms that it has no notice of any assignment relative to the right, title and interest of the Company in, to and under the Investment Agreement to which it is a party other than the assignment referred to in Article I hereof.

ARTICLE III

MISCELLANEOUS

Section 3.1 Notices. All notices and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by fax or email) delivered to the intended recipient at the address on its signature page hereto or at such other address as shall be designated by such party in a notice to the other party hereto. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given upon receipt of a legible copy thereof, in each case given or addressed as aforesaid.

Section 3.2 Amendments, Etc. This Agreement shall only be modified, amended or supplemented by a written instrument signed by each party hereto, and any provision of this Agreement may only be waived by a written instrument signed by each of Parent, SunE Holdings, the Company and the Collateral Agent.

Section 3.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any successor Collateral Agent pursuant to any refinancing of or replacement with respect to the Credit Agreement); provided, however, that no party (other than the Collateral Agent) shall assign or transfer its rights or obligations hereunder without the prior written consent of the other party and any purported assignment without such consent shall be void.

Section 3.4 Counterparts. This Agreement may be executed in any number of counterparts and in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same instrument. Counterparts delivered by facsimile or in electronic PDF format shall be deemed to be originals.

Section 3.5 Headings. Captions and section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 3.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.7 No Waiver; Rights Cumulative. No failure on the part of any party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

Section 3.8 Submission to Jurisdiction. Each Obligor agrees that any suit, action or proceeding with respect to this Agreement or any judgment entered by any court in respect thereof may be brought in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, County of New York, and in the courts of its own corporate domicile, in respect of actions brought against it as a defendant, and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment.

Section 3.9 Waiver of Venue, Etc. Each Obligor irrevocably waives to the fullest extent permitted by applicable law any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, County of New York and hereby further irrevocably waives to the fullest extent permitted by applicable law any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court the jurisdiction of which such Obligor is or may be subject, by suit upon judgment.

Section 3.10 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

SUNEDISON, INC.,
as the Parent

By:
Name:	Brian Wuebbels
Title:	Chief Financial Officer

Address for Notices:

SunEdison, Inc.
501 Pearl Drive, P.O. Box 8
St. Peters, MO 63376
Attention: Treasurer
Telephone: (636) 474-5000
Telecopier: (866) 773-0791

With a copy to:

SunEdison, Inc.
501 Pearl Drive, P.O. Box 8
St. Peters, MO 63376
Attention: General Counsel
Telephone: (636) 474-5000
Telecopier: (866) 773-0793

Signature Page to Direct Agreement

SUNEDISON HOLDINGS CORPORATION, as SunE Holdings

By:
Name:	Brian Wuebbels
Title:	Authorized Representative

Address for Notices:

SunEdison, Inc.
501 Pearl Drive, P.O. Box 8
St. Peters, MO 63376
Attention: Treasurer
Telephone: (636) 474-5000
Telecopier: (866) 773-0791

With a copy to:

SunEdison, Inc.
501 Pearl Drive, P.O. Box 8
St. Peters, MO 63376
Attention: General Counsel
Telephone: (636) 474-5000
Telecopier: (866) 773-0793

Signature Page to Direct Agreement

SUNEDISON EMERGING MARKETS YIELD, LLC,
as the Company

By:
Name:	Steve O’Rourke
Title:	Chief Executive Officer

Address for Notices:

13736 Riverport Drive
Suite 1000
Maryland Heights, MO 63043

With a copy to:

SunEdison, Inc.
501 Pearl Drive, P.O. Box 8 St. Peters, MO
63376 Attention: General Counsel
Telephone: (636) 474-5000
Telecopier: (866) 773-0793

Signature Page to Direct Agreement

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

By:
Authorized Signatory

Address for Notices:

JPMorgan Chase Bank, N.A.
Loan and Agency Services Group
500 Stanton Christiana Road, Ops 2 Floor 3
Newark, DE 19713
Attention: Siyana Custis
Fax: (302) 634-1417

Signature Page to Direct Agreement